Exhibit 10.1

MIND MEDICINE (MINDMED) INC.

PERFORMANCE AND RESTRICTED SHARE UNIT PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

This PSU Award Agreement (the “PSU Award Agreement”) is entered into between Mind Medicine (MindMed) Inc. (the “Corporation”) and the Participant named below pursuant to the Performance and Restricted Share Unit Plan of the Corporation (the "Plan") effective March 7, 2023, as amended, and confirms that:

A.
On [DATE] (the “Grant Date”) [[FIRSTNAME]] [[LASTNAME]] (the “Participant”) was issued an award for a target number of [NUMBER] non-assignable performance share units (the “PSUs”, and such award, the “Award”). Each PSU represents the right to receive one common share of the Corporation (a “PSU Share”), subject to the terms and conditions set forth in this PSU Award Agreement and the Plan. Vesting of the Award, or portions thereof, will be subject to the attainment of one or more Performance Criteria during the Performance Period as set forth in Exhibit A attached hereto.
B.
By signing this PSU Award Agreement, the Participant:
(i)
acknowledges that he or she has received a copy of the Plan, has read and understands the Plan and that he or she will abide by its terms and conditions, which terms and conditions include the right of the Corporation to amend or terminate the Plan or any of its terms and to determine vesting and other matters in respect of an Award;

(ii)
agrees that other than pursuant to Section 5.2 of the Plan, a PSU does not carry any voting rights or the right to receive dividends or distributions of the Corporation, if and when declared;

(iii)
recognizes that (A) during the period between granting of an Award and the end of the Performance Period (and the settlement thereof), the value of an Award and the PSU Shares may be subject to a number of factors; and (B) the Corporation accepts no responsibility for any fluctuations in the value of the Award or the PSU Shares;

(iv)
acknowledges that neither the Corporation nor its affiliates or associates, nor their respective advisors, assume any responsibility as regards to the tax consequences that participation in the Plan will have for the Participant or as regard to any changes to, or interpretations of, applicable tax laws and regulations made by applicable governmental authorities and the Participant is urged to consult his or her own tax advisor in such regard;

(v)
acknowledges that he or she is solely liable for any taxes or penalties which may be payable pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) or to the Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the grant, vesting or settlement of an Award (including any taxes or penalties that may arise under Section 409A of the Code) and agrees to make arrangements satisfactory to the Corporation for the payment of cash to the Corporation sufficient to satisfy any income or employment taxes in respect of the grant, vesting or delivery of the Award or the PSU Shares under this PSU Award Agreement, and provided further that the delivery of PSU Shares pursuant to an Award is contingent upon satisfaction of applicable withholding requirements, and applicable taxes may be withheld from any payments due to him or her, including such payment in settlement of an Award;

(vi)
agrees that he or she will, at all times, act in strict compliance with applicable laws and all polices of the Corporation applicable to the Participant in connection with the Plan and the Award, which applicable laws and policies shall include, without limitation, those governing “insiders” and “reporting issuers” (as those terms are defined in applicable securities laws) and the Corporation's Insider Trading Policy, a copy of which has been provided or made available to the Participant;

(vii)
acknowledges that he or she has not been induced to enter into this PSU Award Agreement or acquire the Award or any subsequent awards under the Plan by expectation of employment or continued employment with the Corporation or any of its Subsidiaries;

(viii)
acknowledges that: (i) the Award shall not be effective until the date the Corporation has confirmed the grant of the Award by countersigning this PSU Award Agreement; and (ii) the Participant has no right or entitlement to be issued any underlying PSU Shares prior to such date; and

(ix)
acknowledges that, unless the Award and the PSU Shares are registered or qualified under applicable securities laws, the PSU Shares issued upon redemption of the Awards hereunder may be subject to statutory restrictions upon resale including hold periods and the certificates representing such PSU Shares will bear a legend to that effect.

The grant of the Award and the issuance and delivery of the PSU Shares is subject to the terms and conditions of the Plan (as modified or varied by this PSU Award Agreement), all of which are incorporated into and form an integral part of this PSU Award Agreement.

Nothing in the Plan or in this PSU Award Agreement will affect the right of the Corporation or any of its Subsidiaries to terminate the employment of, term of office of, or consulting agreement with, the Participant at any time for any reason whatsoever. Upon such termination, the Participant's rights to the Award and the PSU Shares will be subject to restrictions and time limits as set forth in this PSU Award Agreement.

This PSU Award Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representative of the

Participant's estate any other person who acquires the Award or PSU Shares by bequest or inheritance. The Participant shall not be entitled to assign this PSU Award Agreement nor the Award granted hereby except in accordance with the Plan.

This PSU Award Agreement may be executed in counterparts and by facsimile or other electronic means, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

This PSU Award Agreement, the grant of the Award hereunder and under the Plan, and the settlement of the Award shall be, as applicable, governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein without regard to principles of conflicts of laws that would impose the laws of another jurisdiction. The Courts of the Province of Ontario shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising herefrom.

To the extent applicable, with respect to U.S. Participants, the Award is intended to be exempt from the requirements of Section 409A of the Code and applicable regulations and guidance under the statute and shall be construed and interpreted accordingly. In no event whatsoever shall the Corporation or any Subsidiary or affiliate of the Corporation be liable for any additional tax, interest or penalties that may be imposed on the Participant or the Participant's beneficiary or estate under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or otherwise.

All capitalized terms used in this PSU Award Agreement, including Exhibit A, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

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Should you wish to accept the grant of the Award as described in this PSU Award Agreement, please sign where indicated below and return one copy of this PSU Award Agreement to the Corporation.

ACCEPTED AND AGREED by the Participant as at [[RESADDR1]] [[RESADDR2]] [[RESCITY]] [[RESSTATEORPROV]] [[RESPOSTALCODE]] [[RESCOUNTRY]] and intending to be legally bound:

[[FIRSTNAME]] [[LASTNAME]]
Name of Participant

[[SIGNATURE]]
Signature of Participant

The Corporation hereby confirms the grant of the Award described in this PSU Award Agreement effective as of the Grant Date.

MIND MEDICINE (MINDMED) INC
By:

Signature of MindMed Officer

Exhibit A

A-1